UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 18, 2020

FOUNDATION BUILDING MATERIALS, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-38009	81-4259606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2520 Red Hill Ave., Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

(714) 380-3127
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Tile of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FBM	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2020, Allison Navitskas, a Class I member of the Board of Directors (the “Board”) of Foundation Building Materials, Inc. (the “Company”), resigned from the Board, effective immediately. The resignation did not result from any disagreement on any matter relating to the operations, policies or practices of the Company.

On February 18, 2020, the Board elected Maureen Harrell to serve as a Class I member of the Board to fill the vacancy created by the resignation of Ms. Navitskas. Ms. Harrell replaced Ms. Navistskas as a member of the Nominating and Corporate Governance Committee of the Board.
Ms. Harrell, age 40, has been a Managing Director of Hudson Americas L.P. ("Hudson Americas"), an affiliate of the Company and Lone Star Fund IX (U.S.) L.P. ("Lone Star"), since June 2019. Ms. Harrell has oversight responsibility over a number of Lone Star’s private equity investments, including its investment in the Company, and also assists with the due diligence and underwriting of potential operating company investments. Prior to joining Hudson Americas, Ms. Harrell previously served as a Director at Alinda Capital Partners, LLC ("Alinda"), an independent infrastructure investment firm, from October 2010 to May 2019.  While at Alinda, Ms. Harrell had oversight responsibility over several infrastructure investments and served on the board of directors of a number of privately held companies. Prior to Alinda, Ms. Harrell held roles at GE Capital from 2008 to 2010 and PricewaterhouseCoopers, LLP from 2001 to 2006. Ms. Harrell earned a Bachelor of Arts degree in Economics from Bowdoin College and a Masters of Business Administration degree from The University of Virginia Darden School of Business. Ms. Harrell brings extensive financial and operational management experience to the Board given her extensive experience in the private investment community as well as experience gained during her consulting career.
As a non-independent director, the Company will not compensate Ms. Harrell for her services rendered as a member of the Board; however, as previously disclosed, the Company enters into indemnification agreements with each of its directors, including Ms. Harrell. Other than through her position with Lone Star, as discussed above, there was no arrangement or understanding between Ms. Harrell and any other persons pursuant to which she was selected as a director. Other than transactions involving the Company and its controlling stockholder, as discussed in Item 13, Certain Relationships and Related Transactions, and Director Independence in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, the disclosure of which is incorporated herein by reference, there are no transactions that would require disclosure herein pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDATION BUILDING MATERIALS, INC.

Date: February 19, 2020	By:	/s / Richard Tilley
	Name:	Richard Tilley
	Title:	Vice President, General Counsel and Secretary